Exhibit 99.1

Cinedigm Reports Strong Fiscal 2022 Third Quarter Financial Results With Record Streaming Revenues

Consolidated Revenues of $14.1 Million Up 42% Over Prior Year

Streaming Revenues Up 104% Over Prior Year

Ad-Supported Streaming Revenues Up 100% Over Prior Year

Subscription Streaming Revenues Up 109% Over Prior Year

Net Income of $4.3 Million Year-to-Date or $0.03 Per Share

LOS ANGELES, February 14, 2022- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a premier streaming technology and entertainment company super-serving enthusiast fan bases, today announced its financial results for the three and nine-month periods ended December 31, 2021.

“We had our strongest results ever in streaming this quarter, registering triple-digit growth for the fourth quarter in row,” said Chris McGurk, Chairman and CEO of Cinedigm. “We have a unique strategy and portfolio business model in technology, content and streaming that provides multiple revenue streams to fuel this record growth and separates us from others in the space. We also have a strong balance sheet with zero debt and are profitable year-to-date. Clearly, we continue to fire on all cylinders.”

Erick Opeka, Chief Strategy Officer and President, Cinedigm Networks stated, “In the quarter, we delivered more than 104% revenue growth in our streaming networks business, more than double the 50% annual growth guidance we provided earlier in the fiscal year. Our relentless focus on providing customers the freedom to stream their passions, no matter their device preference or budget, is truly paying off.” He continued, “Our current content library of 35,000 streaming assets is one of the largest libraries in the world as compared to other key streaming service providers like Amazon Prime, Netflix and Tubi.” (Data according to Ampere Analytics, December 2021.)

Mr. McGurk continued, “Our recent augmented reality (AR) announcement with Nreal, our state-of-the-art proprietary Matchpoint® streaming technology and the ramp up of our engineering team at Cinedigm India all point toward Cinedigm’s continued leading position at the forefront of where media business innovation is heading - be it the Metaverse, AR, NFTs, or streaming enhancements.”

Cinedigm's film and television library grew to approximately 40,000 assets owned or under management at the end of the quarter. Of that total, approximately 35,000, or 90%, of the titles are streaming assets. This represents an increase of over 14,000 titles, or 69%, over the prior year quarter, and was driven by M&A activity of substantial film, television and streaming channel catalogs, as well as ongoing content acquisitions, and efforts to support the Company's streaming and distribution businesses.

Key Third Quarter Financial Results (Quarter Ended December 31, 2021):

●	Consolidated revenues were $14.1 million, up 42% over the prior year quarter, driven by organic user growth, increasing market demand for Cinedigm’s extensive connected television ad inventory, and the launch of new streaming channels;

●	Cinedigm’s streaming revenue growth was also driven by continued expansion of distribution from more than 19 new distribution points. Additionally, the Company continued to optimize it’s advertising technology, which had a positive and material impact on render rate, fill rate, and CPMs;

●	Streaming channel revenues increased 104% over prior year quarter, setting a new Company record;

●	Ad-supported streaming channel revenues increased 100% over the prior year quarter;

●	Subscription streaming channel revenues increased 109% over the prior year quarter;

●	Adjusted EBITDA was $1.3 million in the current year quarter versus $0.9 million in the prior year period, representing an increase of $0.4 million or 44%;

●	Recorded a net loss of $0.5 million, or nil - $0.00 per share, an improvement of $9.2 million versus a net loss of $9.7 million, or $(0.07) per share, in the prior year quarter.

Key First Nine Month Financial Results (Nine-Months Ended December 31, 2021):

●	Consolidated revenues were $39.2 million, up 69% over the same period of the prior year, driven by the launch of two new streaming channels, organic growth in existing channels, an expansion of the Company’s distribution with new and existing Smart TV platforms and contracted Cinema Equipment Sales;

●	Streaming channel revenues increased 133% over the same period of the prior year;

●	Ad-supported streaming channel revenues increased 171% over the same period of the prior year;

●	Subscription streaming channel revenues increased 90% over the same period of the prior year;

●	Adjusted EBITDA was $7.5 million in the current year versus a negative $0.4 million in the prior year period, representing an increase of $7.9 million;

●	Generated net income of $4.3 million, or $0.03 per share, versus a net loss of $56.3 million, or $(0.49) per share, in the same period of the prior year, representing an improvement of $60.6 million or $0.52 per share;

●	Strong balance sheet with $20.2 million in cash and zero debt.

Key Business Highlights During Third Quarter Fiscal 2022 (Quarter ended December 31, 2021):

●	Total streaming minutes in the quarter rose to 1.33 billion, up 47% from the prior year quarter;

●	Cumulative minutes streamed in the first nine months of the year were 3.92 billion, up more than 112% over the 184 billion minutes streamed in the prior year first nine months;

●	Total monthly ad-supported streaming channel viewers in the quarter were approximately 33 million, up 44%, versus 22.6 million in the prior year quarter;

●	Total subscribers to the Company’s subscription video streaming services increased to approximately 954,000, an increase of 466% from the prior year quarter.

We expanded our networks, deal pipeline and streaming acquisition roll-up activity:

●	Added nineteen new distribution points for the streaming channel portfolio, including distribution expansions on Comcast Xfinity, Dish Network’s SlingTV, ViacomCBS’s PlutoTV, Amazon’s IMDBtv, Samsung and LG, among others.

●	We continued to execute our accretive streaming and technology asset rollup strategy by announcing after the quarter ended that we plan to acquire New-York based Digital Media Rights (DMR), a New York-based streaming company with over 7,500 films and TV episodes, 10 streaming channels and a high volume of Anime and Asian titles, both very fast -growing content categories;

●	Following the close of the DMR transaction, which is subject to final diligence, our rollup acquisition activity over the last 14 months will have resulted in the addition of 15 streaming channels and more than 20,000 films/TV episodes to the Company’s asset portfolio;

●	The DMR transaction is another prime example of how key players in the media and technology space continue to be attracted by Cinedigm’s Matchpoint technology, distribution capabilities, content and scale and seek to be part of the Company’s rapid and evolving growth narrative.

We launched several new technology initiatives:

●	The Company launched two NFT initiatives, Fandor Selects and Bloody Disgusting Blood Packs as a means to assess this new emerging technology and business opportunity;
●	After the quarter closed, the Company announced a deal with Nreal, manufacturer of the recently released Nreal Light AR glasses. As part of the North American launch, Nreal included the CONtv, Real Madrid and Bloody Disgusting FAST channels as well as the CONtv content library on a video-on-demand basis providing the Company early access to a key platform in the pending Metaverse.

We further positioned the Company for long range technology leadership:

●	We announced the launch of Matchpoint Debut®, a new automated service that gives filmmakers, distributors and content owners the ability to use our industry-leading digital distribution platform, Matchpoint to self-distribute their content globally;

●	We expanded the Engineering and R&D resources within our Cinedigm India subsidiary to focus on emerging technologies such as NFTs, the Metaverse, Artificial Intelligence and Machine Learning-based applications;

●	We continued development of Cinedigm’s next-generation Matchpoint Blueprint® v2.0, which will be used to power the Company’s umbrella app and portfolio of cross-platform Channel applications.

We further enhanced our management team:

●	We announced the appointment of Raffi Bagdasarian as Vice President of Product Development. Bagdasarian previously served as Vice President of Global Product & Operations for the Digital Networks Group at Sony Pictures Television, as well as previous roles at OUYA (acquired by Razer, Inc.), Wonder (acquired by Atari, Inc.), Universal Music Group, and The Walt Disney Internet Group.

Our acquisition efforts during the quarter to build our library of premium content and drive our streaming business included these highlights:

●	The Company’s feature film assets in the library grew by 6,077 assets to 10,729, up 131% over the prior year quarter;

●	Episodic television assets in the library grew by more than 8,269 assets to 24,314 total episodes, up 52% over the prior year quarter;

●	Acquired exclusive rights to two action thrillers directed by Derek Presley and starring Neal McDonough (YELLOWSTONE, RESIDENT EVIL, CAPTAIN AMERICA) Redstone (December 3, 2021) and Boon (April 1, 2022) in theaters and in home;

●	Acquired exclusive North American rights to 7 Days, a romantic comedy starring Karan Soni (DEAD POOL), Geraldine Viswanathan (BLOCKERS) and executive produced by Mark Duplass. Film is an Independent Spirit Award nominee and will be released in the Spring;

●	Acquired Boston George, a docuseries on George Jung, one of the most notorious cocaine traffickers and the inspiration for the film Blow, to be released as a Fandor Exclusive in the Spring;

●	Entered a license agreement with Warner Brothers for 2 seasons of Freddy’s Nightmares to debut on Screambox on February 15, 2022;

●	Extended our long-term relationship with the NFL and will release Super Bowl LVI Championship program to a broader audience theatrically, digitally and in physical format.

Corporate Updates:

●	On October 12, 2021, the Company entered into a Common Stock Purchase Agreement and a Registration Rights Agreement with B. Riley Principal Capital, LLC relating to an equity line offering.

Conference Call

Cinedigm will host a conference call and webcast to discuss these results on Tuesday, February 15 at 12:00pm ET / 9:00am PT.

Investors may access a live webcast of the call on the Company’s website at https://investor.cinedigm.com/events-and-presentations or by dialing 1-844-200-6205 within North America or +1-929-526-1599 from international locations using access code 814905 to be connected to the call. Participants should dial in at least 10 minutes prior to the start of the call.

A replay of the webcast will be available by accessing the Company’s website at https://investor.cinedigm.com/events-and-presentations.

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About Cinedigm

For more than 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail and technology companies. As a leader in the rapidly evolving streaming ecosystem, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Investor Relations Contact:	Media Contact:
High Touch Investor Relations	DKC Public Relations
Cinedigm@htir.net	cinedigm@dkcnews.com

CINEDIGM CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,201	$16,849
Accounts receivable, net	29,785	21,093
Inventory	92	166
Unbilled revenue	2,826	1,377
Prepaid and other current assets	5,787	3,657
Total current assets	58,691	43,142
Restricted cash	—	1,000
Equity investment in Starrise, a related party, at fair value	7,896	6,443
Property and equipment, net	2,438	3,500
Right-of-use assets	16	100
Intangible assets, net	15,672	9,860
Goodwill	13,659	8,701
Other long-term assets	1,182	2,700
Total assets	$99,554	$75,446
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$54,706	$46,627
Current portion of notes payable	—	1,956
Current portion of notes payable, non-recourse	—	7,786
Current portion of deferred consideration on purchase of a business	472	—
Current portion of earnout consideration on purchase of a business	292	—
Operating lease liabilities, current portion	16	87
Current portion of deferred revenue	285	924
Total current liabilities	55,771	57,380
PPP Loan	—	2,152
Deferred consideration on purchase of a business, net of current portion	1,538	—
Earnout consideration on purchase of a business, net of current portion	1,236	—
Operating lease liabilities, net of current portion	—	13
Other long-term liabilities	—	19
Total liabilities	58,545	59,564
Commitments and contingencies
Stockholders’ equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; and 7 shares issued and outstanding at December 31, 2021 and March 31, 2021. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 275,000,000 and 200,000,000 shares authorized at December 31, 2021 and March 31, 2021, respectively; 176,187,067 and 167,542,404 shares issued and 174,871,216 and 166,228,568 shares outstanding at December 31, 2021 and March 31, 2021, respectively	174	164
Additional paid-in capital	520,099	499,272
Treasury stock, at cost; 1,315,851 and 1,313,836 Class A common shares at December 31, 2021 and March 31, 2021, respectively	(11,608)	(11,603)
Accumulated deficit	(469,729)	(474,080)
Accumulated other comprehensive loss	(101)	(68)
Total stockholders’ equity of Cinedigm Corp.	42,394	17,244
Deficit attributable to noncontrolling interest	(1,385)	(1,362)
Total equity	41,009	15,882
Total liabilities and equity	$99,554	$75,446

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenues	$14,084	$9,954	$39,202	$23,154
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	6,459	4,385	14,423	11,394
Selling, general and administrative	7,736	5,361	20,938	15,369
Bad debt (recovery)	(378)	70	(418)	(123)
Depreciation and amortization of property and equipment	336	822	1,425	3,691
Amortization of intangible assets	695	597	2,238	1,778
Total operating expenses	14,848	11,235	38,606	32,109
Income (loss) from operations	(764)	(1,281)	596	(8,955)
Interest expense, net	(97)	(948)	(277)	(3,432)
Gain (loss) on forgiveness of PPP loan and extinguishment of note payable	—	(540)	2,178	(852)
Change in fair value of equity investment in Starrise, a related party	453	(6,751)	1,453	(42,377)
Other expense, net	(22)	(147)	69	(668)
Income (loss) before income taxes	(430)	(9,667)	4,019	(56,284)
Income tax benefit	26	—	576	181
Net income (loss)	(404)	(9,667)	4,595	(56,103)
Net income attributable to noncontrolling interest	19	23	23	60
Net income (loss) attributable to controlling interests	(385)	(9,644)	4,618	(56,043)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net income (loss) attributable to common stockholders	$(474)	$(9,733)	$4,351	$(56,310)
Net income (loss) per Class A common stock attributable to common stockholders - basic:	$0.00	$(0.07)	$0.03	$(0.49)
Weighted average number of Class A common stock outstanding: basic	173,167,450	136,866,072	169,413,873	115,347,494
Net income (loss) per Class A common stock attributable to common stockholders - diluted:	$0.00	$(0.07)	$0.03	$(0.49)
Weighted average number of Class A common stock outstanding: diluted	173,167,450	136,866,072	173,017,364	115,347,494

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment, change in fair value on equity investment in Starrise and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net loss from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net loss from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net loss from continuing operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Three Months Ended December 31,
($ in thousands)	2021	2020
Net loss	$(404)	$(9,667)
Add Back:
Income tax expense (benefit)	(26)	—
Depreciation and amortization of property and equipment	336	822
Amortization of intangible assets	695	597
Loss on extinguishment of note payable	—	540
Interest expense, net	97	948
Change in fair value on equity investment in Starrise	(453)	6,751
Acquisition, integration and other expense	107	(66)
Recovery benefit of doubtful accounts	(378)	—
Stock-based compensation	1,349	960
Net income attributable to noncontrolling interest	19	23
Adjusted EBITDA	$1,342	$908

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(196)	$(706)
Amortization of intangible assets	—	(8)
Stock-based compensation and expenses	—	—
Acquisition, integration and other expense	—	—
Provision for doubtful accounts	—	—
Other income	—	(32)
Income from operations	(1,483)	691
Adjusted EBITDA from non-cinema equipment business	$(337)	$853

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Nine Months Ended December 31,
($ in thousands)	2021	2020
Net income (loss)	$4,595	$(56,103)
Add Back:
Income tax benefit	(576)	(181)
Depreciation and amortization of property and equipment	1,425	3,691
Amortization of intangible assets	2,238	1,778
(Gain) loss on forgiveness of PPP loan and extinguishment of note payable	(2,178)	852
Interest expense, net	277	3,432
Change in fair value on equity investment in Starrise	(1,453)	42,377
Acquisition, integration and other expense	283	1,539
Recovery benefit of doubtful accounts	(418)	—
Stock-based compensation	3,278	2,172
Net income attributable to noncontrolling interest	23	60
Adjusted EBITDA	$7,494	$(383)

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	$(1,001)	$(3,348)
Amortization of intangible assets	—	(23)
Stock-based compensation and expenses	—	—
Acquisition, integration and other expense	(11)	(32)
Provision for doubtful accounts	500	—
Income from operations	(8,715)	3,736
Adjusted EBITDA from non-cinema equipment business	$(1,733)	$(50)